                 [NEW HAMPSHIRE THRIFT BANCSHARES, INC. LOGO]


                                                March 8, 1996

   Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of New Hampshire Thrift Bancshares, Inc. to be held on April 10, 1996, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire, at 10:00 a.m.

     The items of business which will be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete and return the enclosed Proxy Card. This will guarantee that your preference will be expressed, and you will still be able to vote your shares in person if you attend.

     If you have any questions about the Proxy Statement or the 1995 Annual Report, please let us hear from you.

                                                Sincerely,


                                                /s/ JOHN J. KEIRNAN

                                                John J. Kiernan
                                                Chairman of the Board

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                    THE CARRIAGE HOUSE, POST OFFICE BOX 37
                        NEW LONDON, NEW HAMPSHIRE 03257
                                (603) 526-2116

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 10, 1996

  Notice is Hereby Given to shareholders of New Hampshire Thrift Bancshares, Inc. ("NHTB") that the Annual Meeting of such shareholders will be held at 10:00 a.m. on the 10th day of April, 1996, at the Lake Sunapee Bank Building, 1868 Room, 9 Main Street, Newport, New Hampshire for the following purposes:

  1. To elect three Class I Directors for terms of three years, each expiring at the Annual Meeting in 1999;

  2. To ratify the adoption of the Company's 1996 Stock Option Plan;

  3. To ratify the appointment of Berry, Dunn, McNeil & Parker as independent auditors for the fiscal year 1996; and

  4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

  NOTE: THE MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS THAT MAY COME BEFORE
        THE MEETING.

  The date fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting is the close of business on February 15, 1996.

                                     By Order of the Board of Directors,

                                     /s/ LINDA L. OLDHAM

                                     Linda L. Oldham
                                     Secretary

March 8, 1996
New London, New Hampshire

  THE BOARD OF DIRECTORS URGES YOU TO SIGN, DATE AND RETURN YOUR PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING IF YOU DESIRE, AND YOU MAY REVOKE YOUR PROXY BY WRITTEN INSTRUMENT AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING. PLEASE INDICATE ON THE PROXY CARD IF YOU WILL BE ATTENDING THE MEETING.

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                    THE CARRIAGE HOUSE, POST OFFICE BOX 37
                        NEW LONDON, NEW HAMPSHIRE 03257
                                (603) 526-2116

                               ----------------
                                PROXY STATEMENT
                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of New Hampshire Thrift Bancshares, Inc. ("NHTB" or the "Company") for use at the Annual Meeting of the shareholders of the Company to be held on Wednesday, April 10, 1996, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders.

  Any shareholder giving a Proxy may revoke it before it is voted by notifying the Secretary of the Company in writing before or at the meeting, by executing and delivering a Proxy with a later date, or by voting in person at the meeting. All Proxies will be voted as directed by the shareholder on the Proxy Card, and if no choice is specified, they will be voted FOR the listed proposals. The Board of Directors knows of no other matters to be voted upon at the Annual Meeting.

  The only outstanding class of stock issued by the Company and entitled to vote at the Annual Meeting is its Common Stock, $0.01 par value. Only shareholders of record of such Common Stock at the close of business on February 15, 1996, are entitled to notice of and to vote at the Annual Meeting. On that date, 1,689,503 shares of Common Stock were issued and outstanding of record. Holders of record of such common shares on February 15, 1996, are entitled to one vote for each share held on any matter which may properly come before the meeting.

  The By-laws of the Company provide that one-third of the outstanding shares entitled to vote represented in person or by proxy constitutes a quorum. In advance of the Annual Meeting of Shareholders the Board of Directors will appoint one to three Inspectors of Election whose duties include: determining the number of shares entitled to vote, shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; receiving votes or ballots; hearing and determining all challenges and questions arising in connection with the right to vote; counting and tabulating all votes; determining the results; and conducting the election or vote with fairness to all shareholders. Each nominee for Director, in order to be elected, must receive a majority of the votes cast. A majority of the votes cast is required for ratification of the Stock Option Plan and the appointment of independent auditors. Abstentions in each case will be treated as votes against the nominee or proposal.

  As of February 15, 1996, no person or groups of persons, as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, was known by the Company to own beneficially more than 5% of the Company's outstanding common stock.

  The cost of solicitation of Proxies by the Board of Directors will be borne by the Company. The Company has engaged Morrow & Co., Inc. to assist in the solicitation of Proxies for the meeting. The Company will pay Morrow & Co., Inc. $4,500 in fees for its services, and will reimburse it for its out-of-pocket expenses. In addition to solicitation by mail and by Morrow & Co., Inc., Proxies may be solicited by Directors, executive officers and employees of the Company personally or by telephone or telegram. Proxy materials may be also distributed by banks, brokers, custodians and other like parties to the beneficial owners of the Common Stock of the Company, and the Company may reimburse such institutions for their out-of-pocket expenses incurred in connection therewith.

  The Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about March 8, 1996. They are accompanied by the Company's 1995 Annual Report to Shareholders.

                 SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

  Under the Company's By-laws, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of such business in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

  In order for a shareholder proposal to be considered for inclusion in the Proxy Statement and Proxy, it must be received by the Company not less than 120 calendar days in advance of the date the Company mailed its Proxy Statement to shareholders in connection with the previous year's annual meeting. Thus, for shareholder proposals to be included in the Proxy Statement and Proxy for the 1997 meeting, they must be received no later than November 8, 1996.

                    PROPOSAL I--ELECTION OF THREE DIRECTORS

  At this Annual Meeting, three Directors are to be elected for three-year terms. Six Directors will continue in office for the remainder of their original terms. The shares represented by proxies, as solicited by the Board of Directors, will be voted for the three persons nominated by the Board who are profiled in this statement. All nominees of the Board have indicated that they are willing and able to serve as Directors if elected. If any nominee should become unable or unwilling to serve, which is not now anticipated, the persons named as proxies will vote in accordance with the best judgment for such other person or persons as may be nominated by the Board of Directors.

  The Board of Directors of the Company is divided into three classes having overlapping terms, designated as Classes I, II and III, respectively. Each Class consists of approximately one-third (1/3) of the number constituting the entire Board. The Company's Certificate of Incorporation calls for the Classes to have staggered three-year terms so that the term of only one Class of Directors expires in a given year. The Class I Directors whose current terms will expire at the Annual Meeting are Stephen W. Ensign, Dennis A. Morrow and Kenneth D. Weed. The Board has nominated Messrs. Stephen W. Ensign, Dennis A. Morrow and Kenneth D. Weed to be elected for three-year terms.

  The Certificate of Incorporation provides that the number of Directors of the Company shall be not less than seven (7) nor more than fifteen (15), with the exact number within these limitations to be as stated in the Company's By-laws. The By-laws currently establish the number of Directors at nine.

  All of the Directors of the Company also serve and are compensated as Directors of the Company's principal subsidiary, Lake Sunapee Bank, fsb ("LSB"). The Chairman of the Board of Directors receives an annual retainer of $16,000. Each other Director of LSB, who is not an employee thereof, receives an annual retainer of $11,000 plus an additional $100 for each committee meeting attended. Directors who are not employees are not eligible to participate in the 1986 and 1987 Stock Option Plans, the Profit Sharing-Stock Ownership Plan and the LSB Qualified Defined Benefit Plan.

  The Board of Directors of the Company held 13 meetings in fiscal 1995. Each Director attended more than 75% of the meetings of the Board of Directors and each Director attended more than 75% of the meetings of the Committees on which he/she served, unless such absences were otherwise excused by the Board of Directors.

  The Company does not have separate standing committees of the Board of Directors, but rather utilizes the committees of LSB as described below.

  The Audit Committee of LSB held six meetings in 1995. The Audit Committee members are Directors Kiernan, Morrow, Ohler and Smith. The function of the Audit Committee is to review reports by LSB's internal auditor and independent public accountants, and to make recommendations to management, based upon its review of these reports, for improved or changed operating procedures that it considers desirable or necessary. Minutes of the meetings of the Audit Committee are reported to the Board of Directors of LSB and the Company.

  The Retirement Committee of LSB held one meeting in 1995. The Retirement Committee consists of Directors Ensign, Kelley, Kiernan, Theroux and Weed. The Committee administers the Qualified Defined Benefit Plan and the Profit Sharing--Stock Ownership Plan adopted by LSB. The Compensation Committee of LSB held two meetings in 1995. It is composed of Directors Johannessen, Kelley, Kiernan and Weed. The Compensation Committee establishes the remuneration arrangements for employees and Directors of LSB and administers the Company's Stock Option Plans.

  The Executive Committee of LSB held 31 meetings in 1995. Members of the Executive Committee are Directors Ensign, Kelley, Kiernan, Theroux and Weed. The Executive Committee, when the Board of Directors is not in session, exercises all of the authority of the Board.

  For the Company, the full Board of Directors acts as a Nominating Committee. Nominations, other than those made by or at the direction of the Board of Directors of the Company, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 nor more than 90 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting is mailed or such public disclosure was made.

                      GENERAL INFORMATION ABOUT NOMINEES,
                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

  Set forth below is certain biographical information with respect to the nominees, the continuing Directors and Executive Officers. Each of these persons has been engaged in the principal occupation or employment specified for the past five years unless otherwise noted.

CLASS I DIRECTORS--TERMS TO EXPIRE IN 1996

  Stephen W. Ensign, age 48, has been associated with LSB since 1971 and served as Senior Vice President--Senior Loan Officer and Executive Vice President prior to his election as President, Chief Operating Officer and Director, effective May 1987. On January 1, 1992 he was elected Chief Executive Officer of LSB. Mr. Ensign is a Director of NHTB, having served in such capacity since 1989. Formerly its Executive Vice President, he was elected President and Chief Executive Officer of the Company effective January 1, 1992.

  Dennis A. Morrow, age 59, is Sales Manager of Cote and Reney Lumber Company in Grantham, New Hampshire, and has been associated with this firm for 19 years. He has served as a Director of LSB since 1984 and NHTB since 1989.

  Kenneth D. Weed, age 69, is a partner of L.E. Weed & Sons, a cement manufacturer located in Newport, New Hampshire. He has served as a Director of LSB since 1973, and NHTB since 1989.

CLASS II DIRECTORS--TERMS TO EXPIRE IN 1997

  Ralph B. Fifield, Jr., age 71, retired in 1995 from his position as Executive Vice President of LSB. From April 1987 to August 1990, Mr. Fifield was employed as a regional president of BankEast Corporation, Hanover, New Hampshire. Prior to that, he was a Senior Vice President at the First National Bank of Boston where he retired after 37 years of service.

  John A. Kelley, Jr., age 66, is a retired building contractor from Warner, New Hampshire, and is the owner of a commercial laundromat located in Warner, New Hampshire. He has served as a Director of LSB since 1975, and NHTB since 1989.

  Priscilla W. Ohler, age 71, has resided in New London, New Hampshire for over 40 years. She is a volunteer in various state and community activities. Mrs. Ohler has served as a Director of LSB since 1981, and NHTB since 1989.

CLASS III DIRECTORS--TERMS TO EXPIRE IN 1998

  John E. Johannessen, age 75, has resided in the Eastman Community, Grantham, New Hampshire, for 15 years. He had 41 years of service with Mobil Corporation, serving as Manager of International Marine Fuels before retiring in 1980. Mr. Johannessen has served as a Director of LSB since 1987, and NHTB since 1989.

  John J. Kiernan, age 69, has been associated with LSB since 1960. He has served as a Director of the Bank since 1968 and was elected Chairman of the Board in 1984. He has served as a Director and Chairman of the Board of NHTB since 1989. Prior to his retirement on December 31, 1991, he served as Chief Executive Officer of LSB and President and Chief Executive Officer of NHTB. Mr. Kiernan is the father-in-law of Stephen R. Theroux.

  Stephen R. Theroux, age 46, was elected Executive Vice President and Chief Financial Officer of LSB effective May, 1987. He has served as a Director of LSB since 1986. Mr. Theroux is Executive Vice President, Chief Financial Officer, and Director of NHTB having served in such capacities since 1989. Mr. Theroux is the son-in-law of John J. Kiernan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

  Since the formation of the Company in April 1989, none of its Executive Officers and Directors have received any compensation from the Company. The Directors and Executive Officers have received all of their remuneration from LSB.

  The following table provides certain summary information concerning compensation paid or accrued by LSB to or on behalf of the Company's Chief Executive Officer for the last three fiscal years ended December 31, 1995. During that time, no other Executive Officer received compensation in excess of $100,000.

                                                               LONG TERM COMPENSATION
                                                             --------------------------
                                 ANNUAL COMPENSATION               AWARDS       PAYOUTS
                          ---------------------------------- ------------------ -------
                                                             RESTRICTED
                                                OTHER ANNUAL   STOCK             LTIP    ALL OTHER
NAME AND PRINCIPAL              SALARY   BONUS  COMPENSATION  AWARD(S)  OPTIONS PAYOUTS COMPENSATION
POSITION                  YEAR   ($)      ($)      ($)(1)       ($)       (#)   ($)(2)     ($)(3)
------------------        ---- -------- ------- ------------ ---------- ------- ------- ------------
Stephen W. Ensign, CEO..  1995 $125,000 $ 6,250     --          --       8,855    --      $14,556
                          1994  125,000     --      --          --         --     --       31,069
                          1993  120,000  12,000     --          --         --     --          --

--------

(1) LSB furnishes an automobile for Mr. Ensign and pays certain club dues to promote and facilitate the business of LSB. Mr. Ensign is responsible for his personal use of the automobile. LSB has determined that the value of such "perquisites" and personal benefits does not exceed the lesser of $50,000 or 10% of Mr. Ensign's combined salary and bonus.

                                             (footnotes continued on next page)

(2) Neither the Company nor LSB have a Long-Term Incentive Plan.

(3) Includes amount paid in return for the cancellation of stock options. In addition, LSB makes an annual contribution to its Qualified Defined Benefit Plan on behalf of Mr. Ensign and all other eligible employees. The Plan Administrator, National Life Insurance Company of Vermont, is not able to determine the contribution made by LSB attributable to Mr. Ensign or any other employee individually. See discussion under "Retirement Plan."

         EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AGREEMENTS

  The Company has entered into an employment agreement with Stephen W. Ensign as Chief Executive Officer. The employment agreement is for a period of five years and shall be automatically extended for one additional year on each anniversary date commencing with the second anniversary unless either LSB or Mr. Ensign gives contrary written notice in advance. For 1996, the Board has set Mr. Ensign's salary at $135,000. The employment agreement provides for participation in discretionary bonuses, retirement and employment benefit plans and other fringe benefits available to LSB's executive employees.

  The Board of Directors may terminate the employment agreement of Mr. Ensign at any time with or without cause. However, termination without cause would subject LSB to liability for an amount equal to the salary for the remaining term of the agreement without an offset for compensation received from any new employment. Under the terms of the agreement, in the event of a change in control of NHTB or LSB resulting in termination of the agreements, LSB would be liable for an amount equal to five times Mr. Ensign's average salary in the previous five years. Change in control for purposes of the agreement occurs when any person becomes the beneficial owner of 25% or more of the voting shares of LSB's outstanding securities or, if as a result of or in connection with any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, a majority of the Board of Directors is not constituted by individuals who were directors before such transaction.

  LSB has also entered into an employment agreement with Stephen R. Theroux, Executive Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of LSB. In the event of a change in control of NHTB or LSB resulting in termination of the agreement, LSB would be liable for an amount equal to five times Mr. Theroux's average salary in the previous five years. Change in control has the same meaning in Mr. Theroux's employment agreement as it does in Mr. Ensign's employment agreement. If a change of control occurred, the severance amount payable to Mr. Theroux exceeds $100,000. Mr. Theroux's annual base salary for fiscal 1996 has been set at $95,000.

                              STOCK OPTION PLANS

  On April 5, 1989, NHTB assumed the two incentive stock option plans of LSB in effect, which were approved by shareholders at the 1986 Annual Meeting ("1986 Plan") and the 1987 Annual Meeting ("1987 Plan") (collectively the "Plans"). The Plans are intended to provide for the granting of "incentive stock options" under Section 422 of the Internal Revenue Code (the "Code"). All salaried employees are eligible to be granted options under the Plans.

  Under the terms of the 1986 Plan, options were granted for 213,506 shares of common stock at the initial offering price of the common stock. As of March 1, 1996, options to purchase 30,000 shares were outstanding. Under the 1987 Plan, up to 213,506 shares of the unissued common stock of LSB were reserved for future issuance upon exercise of stock options. As of March 1, 1996, options to purchase 82,490 shares were outstanding.

  The Plans are administered by the Compensation Committee of the Board of LSB. No member of the Committee is eligible to receive options. The Committee recommends the employees to whom options are to be granted and the number of shares to be granted, based upon the employee's length of service, compensation level and his or her responsibilities, duties and functions.

  No option is exercisable after the expiration of 10 years from the date it was granted. During the optionee's lifetime, only the optionee can exercise the option. The optionee cannot transfer or assign any option other than by will or in accordance with the laws of descent and distribution. The aggregate fair market value of the stock for which any employee may be granted options in any calendar year generally may not exceed $100,000 plus any "unused limit carryover" to such year, as defined in Section 422A(c) of the Code. In addition, no grant may be made to any employee owning more than 10% of the shares of NHTB unless the exercise price is at least 110% of the share's fair market value and such option is not exercisable more than five years following the option grant.

  NHTB will receive no monetary consideration for the granting of incentive stock options. Upon the exercise of options, NHTB receives payment from optionees in exchange for shares issued. During the last fiscal year, the Company did not adjust or amend the exercise price of stock options previously awarded.

  In fiscal 1995, the Company has continued to provide for stock option redemption by employees who elect to receive a cash payment in return for the cancellation of stock options. The purpose of the program is to reduce shareholder dilution from stock option exercise and provide for the orderly redemption of options. During the year, 9,081 options were redeemed at a cost of $38,594 which was included in salary expense.

  The following table provides information with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the last fiscal year:

  AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END OPTION
                                    VALUES

                                                                    VALUE OF
                                                    NUMBER OF     UNEXERCISED
                                                   UNEXERCISED    IN-THE-MONEY
                            SHARES                 OPTIONS AT      OPTIONS AT
                           ACQUIRED                FY-END (#)      FY-END($)
                              ON         VALUE    EXERCISABLE/    EXERCISABLE/
   NAME                  EXERCISE (#) REALIZED($) UNEXERCISABLE UNEXERCISABLE(2)
   ----                  ------------ ----------- ------------- ----------------
Stephen W. Ensign.......    10,276      $38,535      19,522(1)      $37,963

--------
(1) All of Mr. Ensign's unexercised options are exercisable. The number of unexercised options consists of 8,855 under the 1986 Plan and 10,667 under the 1987 Plan.
(2) Based upon a market price of $10.125 per share at December 31, 1995, minus the exercise price.

  The following information sets forth certain information concerning options granted to Mr. Ensign during 1995.

                                                                          POTENTIAL REALIZABLE
                                                                        VALUE AT ASSUMED ANNUAL
                                                                          RATES OF STOCK PRICE
                                                                            APPRECIATION FOR
                                       INDIVIDUAL GRANTS                      OPTION TERM
                         ---------------------------------------------- ------------------------
                         NUMBER OF
                         SECURITIES  % OF TOTAL
                         UNDERLYING   OPTIONS    EXERCISE OR
                          OPTIONS     GRANTED    BASE PRICE  EXPIRATION
   NAME                   GRANTED   TO EMPLOYEES  ($/SHARE)     DATE       5%($)       10%($)
   ----                  ---------- ------------ ----------- ---------- ----------- ------------
Stephen W. Ensign.......   8,855        29.5%       $9.00      1/3/05   $    66,324 $    153,723

  The assumed annual rates of appreciation of five and ten percent would result in the price of the Company's stock increasing to $16.49 and $26.36, respectively, at the end of the option term.

                                RETIREMENT PLAN

  LSB provides eligible employees with a Qualified Defined Benefit Plan designed to meet the requirements of the Employee Retirement Income Security Act ("ERISA"). Eligible employees must be at least 21 years of age and must have been employed by LSB for at least one year. Eligible employees are 100% vested after six years participation. Directors of LSB are not eligible to participate in the Retirement Plan. The National Life Insurance Company of Vermont, Montpelier, Vermont, provides administrative services for the Retirement Plan. During 1994, all eligible employees of LSB and its subsidiaries participated in the Retirement Plan. After attainment of normal retirement age (i.e., age 65), a vested participant is entitled to receive normal retirement benefits based upon years of service, level of compensation and Social Security payments. Benefits to participants with less than 30 years of service will be reduced by 1/30th for each year of service less than 30. At December 31, 1995, Mr. Ensign had 24.4 years of service credited under the Retirement Plan. The Retirement Plan is funded entirely by contributions from LSB. Contributions are determined based upon an annual census of LSB's eligible employees and their salaries at December 31 of each year. National Life Insurance Company of Vermont is not able to determine the contribution made by LSB attributable to Mr. Ensign or any other employee individually.

  The following table illustrates annual pension benefits for retirement at age 65 under the most advantageous Plan provisions available for various levels of compensation and years of service. Benefits are computed based on an average of an employee's highest three years salary out of the last ten years of employment. There is no Social Security or other offset amount. The figures in this table are based upon the assumption that the Plan continues in its present form and certain other assumptions regarding employee participation, compensation trends and investment performance, i.e., that employee participation continues at present levels, that compensation trends do not change significantly and that the 7 1/2% figure which has been actuarially calculated for investment performance purposes remains viable.

                  ESTIMATED ANNUAL BENEFITS PAYABLE FOR LIFE

                                      YEARS OF SERVICE AT RETIREMENT (AGE 65)
                                    --------------------------------------------
        AVERAGE ANNUAL PAY          10 YEARS 15 YEARS 20 YEARS 25 YEARS 30 YEARS
        ------------------          -------- -------- -------- -------- --------
$ 50,000........................... $ 7,324  $10,987  $14,650  $18,311  $21,974
  70,000...........................  10,690   16,037   21,384   26,727   32,074
  90,000...........................  14,057   21,087   28,177   35,144   42,174
 110,000...........................  17,423   26,137   34,851   43,560   52,274
 130,000...........................  20,789   31,187   41,585   51,976   62,374
 150,000...........................  24,156   36,237   48,318   60,393   72,474

                      PROFIT SHARING-STOCK OWNERSHIP PLAN

  LSB has adopted a Profit Sharing-Stock Ownership Plan to reward eligible employees for long and loyal service by providing them with retirement benefits. The Plan is a qualified defined contribution plan designed to meet the requirements of ERISA and to conform to Section 401(k) of the Internal Revenue Code. All employees of LSB and its subsidiaries who have attained age 21 and have completed one year of service are eligible to participate in the Plan. Participation is not required. Eligible employees electing to participate may contribute between 2% and 15% of salary (up to a maximum of $9,500) to the Plan. Participants will not be subject to federal income taxation on such contributions which constitute salary reductions at the time such contributions are made. LSB may elect, but it is not required, to make discretionary and/or matching contributions to the Plan.

  For fiscal year 1995, LSB made a 10% matching or discretionary contribution to the Plan. Amounts contributed to the Plan are determined by the Board of Directors based upon the profitability of LSB each year. When made, discretionary and matching contributions to the Plan will be invested primarily in company stock.

Benefits under the Profit Sharing-Stock Ownership Plan will be payable upon retirement, death or other separation from service.

  The assets of the Profit Sharing-Stock Ownership Plan are held pursuant to an Investment Management Agreement with Charter Trust Company as Agent. The assets are invested as directed by participating employees and LSB.

  A participant's retirement benefit will depend on the amount of the contributions to the Plan together with the gains or losses on the investments.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  LSB maintains a policy that loans to Directors, Executive Officers and principal shareholders must be made on substantially the same terms as those prevailing for loans to unrelated parties, and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, Board of Director approval (with the interested person abstaining) of aggregate loans to such persons in excess of the higher of $25,000 or 5% of unimpaired capital and surplus, and in any event if more than $500,000, is required. A limit has also been imposed on aggregate loans to a Director, Executive Officer and principal shareholder of the higher of 2.5% of a bank's capital and unimpaired surplus or $25,000, but in no event more than $100,000 (excluding certain home and education loans).

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the ownership of Common Stock beneficially held by the Directors of the Company, and Executive Officers of the Company as a group as of February 15, 1996. To the best of the Company's knowledge, each beneficial owner listed has sole investment and voting power with respect to the shares indicated unless otherwise noted.

                                                NUMBER OF SHARES
                                                 AND NATURE OF     PERCENTAGE OF
DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS   BENEFICIAL OWNERSHIP TOTAL SHARES
-------------------------------------------   -------------------- -------------
Stephen W. Ensign...........................         51,037(1)          3.02%
Ralph B. Fifield, Jr........................          6,991              .41
John E. Johannessen.........................         37,000(2)          2.19
John A. Kelley, Jr..........................          6,940(3)           .41
John J. Kiernan.............................         29,077(4)          1.72
Dennis A. Morrow............................         13,398(5)           .79
Priscilla W. Ohler..........................          8,768              .52
Stephen R. Theroux..........................         26,658(6)          1.57
Kenneth D. Weed.............................         14,956(7)           .90
Total owned by Directors, Nominees and Exec-
 utive Officers as a group (9 persons)......        194,825            11.53%

--------

(1) Includes 21,456 shares held jointly by Mr. Ensign and his wife with shared voting and investment power, 200 shares held by Mr. Ensign as custodian for his minor child under the Uniform Gift to Minors Act for which he has sole voting and investment power, and 26,022 shares subject to outstanding options which are exercisable within 60 days from February 15, 1996.

(2) Includes 2,000 shares held by his wife with sole voting and investment power and as to which Mr. Johannessen disclaims beneficial ownership.

(3) All 6,940 shares are held jointly by Mr. Kelley and his wife with shared voting and investment power.

                                             (footnotes continued on next page)

(4) Includes 25,300 shares held jointly by Mr. Kiernan and his wife with shared voting and investment power and 1,890 shares held in a spousal IRA for which his wife has sole voting and investment power and to which Mr. Kiernan disclaims beneficial ownership.

(5) Includes 8,700 shares held jointly by Mr. Morrow and his wife with shared voting and investment power.

(6) Includes 5,216 shares held jointly by Mr. Theroux and his wife with shared voting and investment power, and 19,632 shares which are subject to outstanding options which are exercisable within 60 days from February 15, 1996.

(7) Includes 7,478 shares held in trust by Mr. Weed's wife.

               COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS

  Section 16 of the Securities and Exchange Act of 1934 requires the Company's Executive Officers and Directors, and any person owning more than ten percent (10%) of a class of the Company's stock, to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Based solely upon a review of the reports filed with the SEC and furnished to the Company, as well as letters furnished to the Company by various reporting persons, the Company believes it has complied fully with Section 16.

                PROPOSAL II--RATIFICATION OF STOCK OPTION PLAN

  The Board of Directors of the Company has adopted, subject to shareholder ratification, a 1996 Stock Option Plan ("1996 Option Plan"). Under the 1996 Option Plan, an amount equal to 10% of the issued and outstanding common stock of the Company has been reserved for future issuance by the Company upon exercise of stock options. The 1996 Option Plan is substantially similar to the Company's previously adopted plans, except that, under the 1996 Option Plan, options may be granted to Directors, as well as officers and employees of the Company from time to time. Employees eligible for the plan shall be all full-time employees. The 1996 Option Plan is intended to provide for the granting of "incentive" stock options under Section 422A of the Code and "non-qualified" stock options. The purpose of the Option Plan is to increase the incentive of continued employment of key employees and to encourage stock ownership in the Company by management and Directors by facilitating their purchase of a stock interest in the Company. The Board believes the implementation of the 1996 Option Plan will advance the interest of the Company and its shareholders by securing for the Company the benefits that flow from providing Directors, officers and employees with the incentives inherent in stock ownership. The 1996 Option Plan will be administered by the Compensation Committee of LSB.

  Any option exercise price established under the 1996 Option Plan will not be less than the fair market value of the common stock subject to the option on the date the option is granted. The maximum option term will be ten years. The selling price of the common stock of the Company on February 15, 1996, was $10.125 per share.

  The Company will receive no monetary consideration for the granting of options. Upon exercise, payment of shares purchased under the 1996 Option Plan must be made in full in either cash or by exchanging shares of common stock of the Company with a fair market value equal to or less than the total option price plus cash for any difference.

  No stock options have been granted to Directors, officers or employees of the Company at this time.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE 1996 OPTION PLAN DESCRIBED ABOVE.

             PROPOSAL III--RATIFICATION OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed Berry, Dunn, McNeil & Parker (successor to Smith, Batchelder & Rugg) to serve as independent auditors for the year 1996, subject to ratification by the shareholders.

  One or more representatives of Berry, Dunn, McNeil & Parker are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BERRY, DUNN, MCNEIL & PARKER AS INDEPENDENT AUDITORS.

  A majority of the votes cast is required for ratification. If the shareholders fail to ratify the appointment, such action will be considered as a direction to the Board of Directors to select another independent auditing firm.

                    ANNUAL REPORT AND FINANCIAL STATEMENTS

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. Additional copies of the Company's Annual Report to Shareholders may be obtained by written request to the Secretary of the Company.

                                REVOCABLE PROXY
                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      OF
                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.

      UNDERSIGNED Shareholder(s) of NEW HAMPSHIRE THRIFT BANCSHARES, INC. (the "Company"). The Carriage House, P.O. Box 37, New London, New Hampshire, hereby appoint(s) John J. Kiernan and Ralph B. Fifield, Jr. as their designees and each of them, with full powers of substitution, proxies of the undersigned to cast all votes which undersigned would be entitled to vote at the Annual Meeting of the Shareholders of the Company to be held at 10:00 a.m. on April 10, 1996, in the 1868 Room of the Lake Sunapee Bank Building, 9 Main Street, Newport, New Hampshire, and all adjournments thereof, with all powers undersigned would possess if personally present, and particularly (without limiting the generality of the foregoing) to vote and act.

      The Proxy holders intend to vote FOR the Directors and proposals listed herein unless marked to the contrary. If any other business should come before the meeting, the above Proxy will be voted in accordance with the best judgment of the Proxy holder. The Proxy will be used only at the above Annual Meeting or any adjournment(s) thereof.

NOTE: THE COMPANY KNOWS OF NO OTHER BUSINESS TO COME BEFORE THE MEETING.

                             FOLD AND DETACH HERE

                                                         Please mark
THE BOARD OF DIRECTORS RECOMMENDS A                      your votes as    X
VOTE "FOR" ALL MATTERS TO BE VOTED ON.                   indicated in
                                                         this example

1. Election of Directors:

   For all nominees                  WITHHOLD
  listed to the right                AUTHORITY
(except as marked to the     to vote for all nominees
     contrary)                  listed to the right


NOMINEES: Stephen W. Ensign, Dennis A. Morrow and Kenneth D. Weed.

(INSTRUCTION: To withhold authority to vote for any individual nominees, write the nominees' name(s) on the line below.)


-----------------------------------------------------------------------

2. Proposal to ratify the adoption of the Company's 1996 Stock Option Plan.

                FOR          AGAINST            ABSTAIN
                [ ]           [ ]                 [ ]

3. Proposal to ratify the appointment of Berry, Dunn, McNeil & Parker as certified independent public accountants for fiscal year 1996.

                FOR          AGAINST            ABSTAIN
                [ ]           [ ]                 [ ]

4. If any business should come before the meeting or adjournment(s) thereof, the above Proxy will be voted in accordance with the best judgment of the Proxy holder.

WILL ATTEND MEETING   [ ]


Undersigned hereby acknowledges receipt of the Notice of Shareholders and accompanying Proxy Statement dated March 8, 1996 prior to signing this Proxy. Please sign, date and return today in the envelope provided. When signing as a Guardian, Executor, Administrator, Attorney, Trustee, etc. please give full title as such if a corporation, please sign full name by President or other authorized officer, giving title, if a partnership, sign in partnership name by authorized person. Please sign exactly as shown on left. Only one signature needed for shares held in joint ownership.


-------------------------------
         Signature

-------------------------------
         Signature

-------------------------------
           Date

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR,
      ADMINISTRATOR, TRUSTEE OR GURDIAN, PLEASE GIVE FULL TITLE AS SUCH.


                             FOLD AND DETACH HERE